Exhibit 99.1

WFN CREDIT COMPANY, LLC COMMENCES CONSENT SOLICITATION

Columbus, Ohio – August 7, 2018 – WFN Credit Company, LLC ("WFN Credit") today announced that it has commenced the solicitation of the direction and consent (the "Consent Solicitation") of the holders of the following series of asset-backed notes (the "Subject Notes") issued by World Financial Network Credit Card Master Note Trust (the "Issuer"):

Series	Class	CUSIP	Note Principal Balance
Series 2012-A	Class A	981464 CW8	$412,500,000
Series 2012-C	Class A	981464 DG2	$200,000,000
	Class M	981464 DL1	$10,000,000
	Class B	981464 DH0	$12,666,000
	Class C	981464 DJ6	$33,334,000
Series 2012-D	Class A	981464 DM9	$350,000,000
	Class M	981464 DR8	$17,500,000
	Class B	981464 DN7	$22,166,000
Series 2015-B	Class A	981464 EY2	$475,000,000
Series 2016-A	Class A	981464 FJ4	$650,000,000
	Class M	981464 FK1	$32,500,000
Series 2016-C	Class A	981464 FU9	$350,000,000
	Class M	981464 FY1	$21,875,000
Series 2017-A	Class A	981464 FZ8	$400,000,000
Series 2017-B	Class A	981464 GC8	$400,000,000
Series 2017-C	Class A	981464 GH7	$550,000,000
	Class M	981464 GJ3	$42,167,000
Series 2018-A	Class A	981464 GL8	$525,000,000

The Consent Solicitation relates to the direction and consent (each a "Consent") of holders of the Subject Notes with respect to (i) the proposed removal from World Financial Network Credit Card Master Trust (the "Receivables Trust") of private label credit card accounts relating to The Bon-Ton Stores, Inc. credit card program and the reassignment to WFN Credit of all receivables relating to such accounts and (ii) the adoption of a proposed amendment to the pooling and servicing agreement governing the Receivables Trust (the "Proposed Amendment") to permit the Proposed Account Removal. Certain of the Issuer's asset-backed notes are not subject to the Consent Solicitation, including the Series 2016-B notes, which are expected to be retired prior to the effective date of the Proposed Amendment.

The Consent Solicitation is being made in accordance with the terms and subject to the conditions set forth in a Consent Solicitation Statement, dated August 7, 2018. The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on August 14, 2018, unless extended or earlier terminated (the "Expiration Date").

WFN Credit is soliciting the Consent of holders of not less than $2,157,059,000 (47.88%) of the aggregate principal balance of the Subject Notes as of the record date, which is August 6, 2018 (the "Requisite Consents").  The holders of the Series 2009-VFN notes issued by the Issuer have previously consented to the Proposed Account Removal and the Proposed Amendment, therefore, if the Consent Solicitation is successful, the holders of not less than 50.1% of the outstanding principal balance of the Issuer's outstanding notes as of the record date (excluding the Series 2016-B notes and all notes held by WFN Credit and its affiliates) will have provided Consents.

If the Requisite Consents are received, the Proposed Amendment becomes effective and certain other conditions described in the Consent Solicitation Statement are satisfied, holders of Subject Notes who validly deliver Consents in the manner described in the Consent Solicitation Statement will be eligible to receive a consent fee equal to $0.50 for each $1,000 principal amount of Subject Notes for which Consents have been validly delivered (and not validly revoked) prior to the Expiration Date.  Holders providing Consents after the Expiration Date will not receive the consent fee.

Consents may be revoked prior to the Expiration Date in the manner described in the Consent Solicitation Statement.

A more comprehensive description of the Consent Solicitation, the Proposed Account Removal and the Proposed Amendment can be found in the Consent Solicitation Statement.
WFN Credit has retained D.F. King Co., Inc. to serve as its information agent and tabulation agent for the Consent Solicitation.  Questions concerning the terms of the Consent Solicitation and requests for documents should be directed to D.F. King Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, Attention: Corporate Actions. Banks and brokers please call (212) 269-5550; all others please call (800) 283-9185 or email wfn@dfking.com. RBC Capital Markets, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are serving as the solicitation agents for the Consent Solicitation.  Questions regarding the Consent Solicitation may be directed to RBC Capital Markets, LLC at (877) 381-2099 (toll-free), to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free), and to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free).

This press release and the Consent Solicitation Statement shall not constitute an offer to sell or a solicitation of an offer to purchase any Subject Notes or other securities. The Consent Solicitation is being made only by, and pursuant to the terms of, the solicitation documents, and the information in this press release is qualified by reference to the solicitation documents. No recommendation is made, or has been authorized to be made, as to whether or not holders of Subject Notes should deliver any Consent. Each holder of Subject Notes must make its own decision as to whether to deliver a Consent.

About WFN Credit and Comenity Bank

WFN Credit is the depositor for the asset-backed securities transactions of the Issuer, and is a wholly-owned, direct subsidiary of Comenity Bank, which acts as sponsor of such transactions.